Filed pursuant to Rule 424(b)(7)
Registration No. 333-238504
Prospectus Supplement
(To Prospectus dated May 19, 2020)
5,616,451 Shares
Alarm.com Holdings, Inc.
Common Stock
The selling stockholders identified in this prospectus supplement, including entities associated with the chairman of our board of directors, are offering an aggregate of 5,616,451 shares of our common stock, par value $0.01 per share (our “common stock”), pursuant to this prospectus supplement and the accompanying prospectus. We will bear the costs associated with this registration. However, the selling stockholders will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of shares of our common stock.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “ALRM.” On May 19, 2020, the last reported sale price of our common stock as reported on The Nasdaq Global Select Market was $49.86 per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$47.50	$266,781,422.50
Underwriting discount and commission	$0.45	$2,527,402.95
Proceeds, before expenses, to the selling stockholders	$47.05	$264,254,019.55
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that delivery of the shares of common stock will be made to investors in book-entry form through The Depository Trust Company on or about May 22, 2020.

Morgan Stanley
Prospectus Supplement dated May 19, 2020

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

S-i

We have not, and the selling stockholders have not, and the underwriter has not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We, the selling stockholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, the selling stockholders are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 19, 2020 including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
All references in this prospectus supplement and the accompanying prospectus to “Alarm.com,” the “company,” “we,” “us,” “our” or similar references refer to Alarm.com Holdings, Inc., a Delaware corporation, and, where appropriate, our consolidated subsidiaries.
“Alarm.com”, the Alarm.com logo, and other trademarks or service marks of Alarm.com Incorporated appearing in this prospectus supplement and the accompanying prospectus are the property of Alarm.com Incorporated. This prospectus supplement and the accompanying prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or ™ symbols.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” of this prospectus supplement, in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.
Overview
Alarm.com is the leading platform for the intelligently connected property. We offer a comprehensive suite of cloud-based solutions for smart residential and commercial properties, including interactive security, video monitoring, intelligent automation, energy management and wellness solutions. Millions of property owners depend on our technology to intelligently secure, automate and manage their residential and commercial properties. In the last year alone, our platforms processed more than 200 billion data points generated by over 100 million connected devices. We believe that this scale of subscribers, connected devices and data operations makes us the leader in the connected property market.
Our solutions are delivered through an established network of over 9,000 trusted service providers, who are experts at selling, installing and supporting our solutions. We primarily generate Software-as-a-Service, or SaaS, and license revenue through our service provider partners, who resell these services and pay us monthly fees. These service provider contracts typically have an initial term of one year, with subsequent renewal terms of one year. Our service provider partners have indicated that they typically have three to five-year service contracts with residential and commercial property owners who use our solutions. We also generate hardware and other revenue, primarily from our service provider partners and distributors. Our hardware sales include connected devices that enable our services, such as video cameras, video recorders, gateway modules and smart thermostats. We believe that the length of our service relationships with residential and commercial property owners, combined with our robust platforms and approximately 20 years of operating experience, contribute to a compelling business model.
Our technology platforms are designed to make connected properties safer, smarter and more efficient. Our solutions are used in both smart residential and commercial properties, which we refer to as the connected property market and we have designed our technology platforms for all market participants. This includes not only the residential and commercial property owners who subscribe to our services, but also the hardware partners who manufacture devices that integrate with our platforms and the service provider partners who install and maintain our solutions.
Our service provider partners can deploy our interactive security, video monitoring, intelligent automation, energy management and wellness solutions as stand-alone offerings or as combined solutions to address the needs of a broad range of customers. Our intelligently connected property solutions provide a wealth of benefits to our subscribers and our service provider partners.
Corporate Information
We were founded in 2000 as a business unit within MicroStrategy Incorporated. We were incorporated in 2003 under the name Alarm.com Incorporated as a majority-owned subsidiary of MicroStrategy. MicroStrategy sold all its interests in Alarm.com Incorporated in 2009 and we established Alarm.com Holdings, Inc. in connection with the sale transaction. Our principal executive offices are located at 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102. Our telephone number is (877) 389-4033. Our website is located at www.alarm.com and our investor relations website is located at http://investors.alarm.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus or the accompany prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

THE OFFERING

Common stock offered by the selling stockholders	5,616,451 shares

Common stock to be outstanding immediately after this offering	48,660,454 shares. The number of shares of common stock outstanding will not change as a result of this offering.

Use of proceeds
We will not receive any of the proceeds from the sale of common stock offered by the selling stockholders. We will bear the costs associated with this registration. However, the selling stockholders will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of shares of our common stock. See “Use of Proceeds.”

Nasdaq Global Select Market Symbol	“ALRM”

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the sections captioned “Risk Factors” contained in our filings that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 48,660,454 shares of common stock outstanding as of March 31, 2020 and excludes:

•	1,842,264 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2020, at a weighted-average exercise price of $21.07 per share;

•	6,447,801 shares of our common stock reserved for future issuance pursuant to our 2015 Equity Incentive Plan;

•	1,984,512 shares of our common stock reserved for future issuance under our 2015 Employee Stock Purchase Program; and

•	54,694 shares of common stock issuable upon the exercise of common stock warrants that were outstanding as of March 31, 2020, at a weighted-average exercise price of approximately $10.97 per share.
Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, does not assume or give effect to the exercise of options outstanding as of March 31, 2020.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Quarterly Report on Form 10-Q filed with the SEC on May 7, 2020, our Annual Report on Form 10-K filed with the SEC on February 26, 2020, and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with the other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”
As disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 under the section titled “Risk Factors”, our business and results of operations may be negatively affected by the COVID-19 pandemic.  In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties described in the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which may materially and adversely affect our business and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements reflect our current expectations regarding future events, our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•
the anticipated impact of the global economic uncertainty and financial market conditions caused by the COVID-19 pandemic on our business, results of operations and financial condition, including on our hardware sales and our SaaS and license revenue growth rate;

•	our ability to continue to increase revenue, maintain existing subscribers and sell new services to new and existing subscribers;

•	our ability to add new service provider partners, maintain existing service provider partner relationships and increase the productivity of our service provider partners;

•	the effects of increased competition as well as innovations by new and existing competitors in our market;

•	our ability to adapt to technological change and effectively enhance, innovate and scale our solution;

•	our ability to effectively manage or sustain our growth;

•	potential acquisitions and integration of complementary business and technologies;

•	our ability to maintain, or strengthen awareness of, our brand;

•
perceived or actual security, integrity, reliability, quality or compatibility problems with our solutions, including related to security breaches in our systems, our subscribers’ systems, unscheduled downtime, or outages;

•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance;

•	our ability to attract and retain qualified employees and key personnel and further expand our overall headcount;

•	our ability to develop relationships with service provider partners in order to expand internationally;

•	our future financial and business performance and the potential impact of trade policies and related tariffs on our cost of hardware revenue and hardware revenue margins;

•	our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

•	our ability to maintain, protect and enhance our intellectual property; and

•	costs associated with defending intellectual property infringement and other claims..
In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “objective,” “ongoing,” “plans,” “potential,” “predicts,”

“projects,” “should,” “would,” or “will” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” of this prospectus supplement and under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2020 and our Annual Report on Form 10-K filed with the SEC on February 26, 2020 and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read carefully this prospectus supplement and the accompanying prospectus, the documents incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
All shares of common stock offered by this prospectus supplement will be sold by the selling stockholders. We will not receive any of the proceeds from the sale of common stock offered by the selling stockholders. We will bear the costs associated with this registration. However, the selling stockholders will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of shares of our common stock.

SELLING STOCKHOLDERS
The selling stockholders are holders of our common stock originally acquired in connection with our initial public offering, or IPO, upon conversion of preferred stock purchased by such stockholders in private financings that we conducted prior to our IPO. The entities affiliated with Technology Crossover Ventures are associated with the chairman of our board of directors, Timothy P. McAdam.
We are party to a registration rights agreement with the selling stockholders named in this prospectus supplement, which provides the selling stockholders and the other holders of our common stock party thereto with certain rights with respect to the registration of shares of common stock held by them under the Securities Act. Additional information regarding such registration rights is contained in the accompanying prospectus under the heading “Description of Capital Stock - Registration Rights.”
Except for the ownership of the shares of common stock that may be offered and sold by the selling stockholders, the participation in the transactions described above, the registration rights agreement and the position that Mr. McAdam hold on our board of directors, the selling stockholders have not had any material relationship with us or our affiliates within the past three years.
The table below, including the footnotes, sets forth the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based on information provided to us by the selling stockholders. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percent of shares beneficially owned prior to and after the offering is based on 48,756,166 shares of our common stock issued and outstanding as of May 13, 2020.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering		Number of Shares to be Sold	Shares Beneficially Owned After Offering
	Shares	Percentage		Shares	Percentage
Entities affiliated with Technology Crossover Ventures(1)	5,616,451	11.5%	5,616,451	—	—
__________________

*	Less than 1%

(1)
Includes (i) 3,673,816 shares of common stock held by TCV VII, L.P., a Cayman Islands exempted limited partnership, (ii) 1,907,898 shares of common stock held by TCV VII (A), L.P., a Cayman Islands exempted limited partnership, and (iii) 34,737 shares of common stock held by TCV Member Fund, L.P., a Cayman Islands exempted limited partnership.  Technology Crossover Management VII, Ltd. as a general partner of TCV Member Fund, L.P. and the general partner of Technology Crossover Management VII, L.P., which is the direct general partner of each of TCV VII, L.P. and TCV VII (A), L.P., may be deemed to have the sole voting and dispositive power over the shares held by TCV VII, L.P. and TCV VII (A), L.P. and certain of the shares held by TCV Member Fund, L.P. Messrs. Jay C. Hoag, Richard H. Kimball, John L. Drew, Jon Q Reynolds, David L. Yuan, Robert W. Trudeau, Christopher P. Marshall and Timothy P. McAdam are the Class A directors of Technology Crossover Management VII, Ltd. and limited partners of Technology Crossover Management VII, L.P. and TCV Member Fund, L.P. and share voting and dispositive power over the shares held by TCV VII, L.P. and TCV VII (A), L.P. and certain of the shares held by TCV Member Fund, L.P. The address of the entities affiliated with Technology Crossover Ventures is 250 Middlefield Road, Menlo Park, California 94025.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter named below has agreed to purchase and the selling stockholders have agreed to sell to it, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	5,616,451
The underwriter is offering the shares of common stock subject to its acceptance of the shares from the selling stockholders and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.
The underwriter initially proposes to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.25 a share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriter. Sales of common stock made outside of the United States may be made by affiliates of the underwriter.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us and the selling stockholders.

	Per Share	Total
Public offering price	$47.50	$266,781,422.50
Underwriting discounts and commissions to be paid by the selling stockholders	$0.45	$2,527,402.95
Proceeds, before expenses, to selling stockholders	$47.05	$264,254,019.55
Sales of the common stock made outside of the United States may be made by affiliates of the underwriter.
The estimated offering expenses payable by us are approximately $600,000.
Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “ALRM.”
We, each of the selling stockholders and the chairman of our board of directors have entered into lock-up agreements with the underwriter under which we and they have agreed that, without the prior written consent of the underwriter, we and they will not, during the period ending (and including) 30 days (the “restricted period”) after the date of this prospectus supplement:

•
offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now beneficially owned or later acquired by such persons during the restricted period;

•	make any demand for, or exercise any right with respect to, the registration of shares of the common stock beneficially owned by such person;

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities; or

•	publicly disclose the intention to do any of the foregoing;
whether any such transaction above is to be settled by delivery of our common stock or other securities, in cash or otherwise.
The lock-up agreements are subject to certain exceptions, including for:
(i)transfers of bona fide gifts, by will or intestate succession, to any trust for the direct or indirect benefit of the person executing the lock-up agreement or their immediate family or by operation of law;
(ii)certain transfers to limited partners, general partners, limited liability company members, stockholders, or investment funds managed by or under common control with the person executing the lock-up agreement;
(iii)transfers to the Company in connection with the vesting, settlement, or exercise of certain restricted stock units, options, warrants or other rights to purchase shares of Common Stock granted under a Company equity incentive plan and the issuance by the Company of common stock in connection with such vesting, settlement or exercise;
(iv)transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a “change of control” of the Company;
(v)sales of securities pursuant to a written plan entered into prior to the date of the lock-up agreement that satisfies the requirements of Rule 10b5-1 under the Exchange Act;
(vi)sales to the underwriter as part of this offering; and
(vii)the entry into an agreement providing for the issuance by the Company of shares of common stock or any security convertible into or exercisable for shares of common stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person, a joint ventures, commercial relationships, equipment leasing, debt financing or other commercial transactions; provided further, that, the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to such clauses shall not exceed ten percent (10%) of the total number of shares of common stock issued and outstanding immediately following the completion of the this offering, provided further each recipient sign the lock-up agreement.
The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.
In order to facilitate the offering of the common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriter can close out a short sale by purchasing shares in the open market. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.
We, the selling stockholders and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. Allocations for internet distributions will be made to underwriter on the same basis as other allocations.
Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The common stock offered by this prospectus may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), an offer to the public of any shares the common stock may not be made in that Relevant State, except that an offer to the public in that Relevant State of any such shares may be made at any time under the following exemptions under the Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of underwriter; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with any underwriter participating in such offering and the Company that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of common stock acquired by it in the this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public, other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of any underwriter participating in this offering has been obtained to each such proposed offer or resale.
The Company, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified any underwriter participating in this offering of such fact in writing may, with the prior consent of such underwriter, be permitted to acquire shares of common stock in this offering.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of the common stock offered hereby in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom, this prospectus and any other material in relation to the shares of common stock described herein are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the shares of common stock offered hereby are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus or its contents. The common stock to which this prospectus relates is not being offered to the public in the United Kingdom.
Notice to Prospective Investors in Switzerland
The common stock offered by this prospectus may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock offered hereby constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Japan
The common stock offered by this prospectus has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares or common stock offered hereby nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
The common stock offered by this prospectus has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in China
This prospectus will not be circulated or distributed in the People’s Republic of China (the “PRC”) and the common stock offered hereby will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to Prospective Investors in Korea
The common stock offered by this prospectus has not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the common stock offered hereby has been and will be offered in Korea as a private placement under the FSCMA. None of the shares of common stock offered hereby may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the common stock offered hereby shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the common stock. By the purchase of the common stock offered by the prospectus, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the common stock pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in the United Arab Emirates
The common stock offered by this prospectus has not been, and is not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer.

This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Cooley LLP, Boston, Massachusetts. Simpson Thacher & Bartlett LLP, Palo Alto, California, is representing the underwriter(s) in connection with this offering. Latham & Watkins LLP, New York, New York, is representing the selling stockholders in connection with this offering.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the PC Open Incorporated business the registrant acquired during 2019) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s website at www.sec.gov.
We maintain a website at www.alarm.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement and the accompanying prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37461):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•	our Current Reports on Form 8-K filed with the SEC on February 25, 2020 (with respect to Item 5.02 only) and May 19, 2020;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2020; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 19, 2015, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:
Alarm.com Holdings, Inc.
8281 Greensboro Drive, Suite 100,
Tysons, Virginia 22102
(877) 389-4033
Attention: Corporate Secretary

Prospectus
5,616,451 Shares
Alarm.com Holdings, Inc.
Common Stock
The selling stockholders identified in this prospectus, including entities associated with the chairman of our board of directors, or in any applicable prospectus supplement may offer and sell up to an aggregate of 5,616,451 shares of our common stock, par value $0.01 per share (our “common stock”), from time to time, on the terms described in this prospectus or in an applicable prospectus supplement. We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders hereunder. To the extent that any selling stockholders resell any securities, the selling stockholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholders and the terms of the securities being offered.
You should read this document and any applicable prospectus supplement or amendment, together with the documents incorporated by reference herein or therein, carefully before you invest in our securities.
Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “ALRM.” On May 18, 2020, the last reported sale price of our common stock was $49.63 per share.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
The common stock may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis at a fixed price or prices, at market prices prevailing at the time or at negotiated prices. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any common stock with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and options to purchase additional shares will be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 19, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, selling stockholders may offer and sell shares of our common stock described in this prospectus in one or more offerings.
This prospectus may be supplemented from time to time by one or more prospectus supplements. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of the securities described in this prospectus. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Alarm.com,” the “company,” “we,” “us,” “our” and similar references refer to Alarm.com Holdings, Inc. and, where appropriate, our consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed and incorporated by reference under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Overview
Alarm.com is the leading platform for the intelligently connected property. We offer a comprehensive suite of cloud-based solutions for smart residential and commercial properties, including interactive security, video monitoring, intelligent automation, energy management and wellness solutions. Millions of property owners depend on our technology to intelligently secure, automate and manage their residential and commercial properties. In the last year alone, our platforms processed more than 200 billion data points generated by over 100 million connected devices. We believe that this scale of subscribers, connected devices and data operations makes us the leader in the connected property market.
Our solutions are delivered through an established network of over 9,000 trusted service providers, who are experts at selling, installing and supporting our solutions. We primarily generate Software-as-a-Service, or SaaS, and license revenue through our service provider partners, who resell these services and pay us monthly fees. These service provider contracts typically have an initial term of one year, with subsequent renewal terms of one year. Our service provider partners have indicated that they typically have three to five-year service contracts with residential and commercial property owners who use our solutions. We also generate hardware and other revenue, primarily from our service provider partners and distributors. Our hardware sales include connected devices that enable our services, such as video cameras, video recorders, gateway modules and smart thermostats. We believe that the length of our service relationships with residential and commercial property owners, combined with our robust platforms and approximately 20 years of operating experience, contribute to a compelling business model.
Our technology platforms are designed to make connected properties safer, smarter and more efficient. Our solutions are used in both smart residential and commercial properties, which we refer to as the connected property market and we have designed our technology platforms for all market participants. This includes not only the residential and commercial property owners who subscribe to our services, but also the hardware partners who manufacture devices that integrate with our platforms and the service provider partners who install and maintain our solutions.
Our service provider partners can deploy our interactive security, video monitoring, intelligent automation, energy management and wellness solutions as stand-alone offerings or as combined solutions to address the needs of a broad range of customers. Our intelligently connected property solutions provide a wealth of benefits to our subscribers and our service provider partners.
Corporate Information
We were founded in 2000 as a business unit within MicroStrategy Incorporated. We were incorporated in 2003 under the name Alarm.com Incorporated as a majority-owned subsidiary of MicroStrategy. MicroStrategy sold all its interests in Alarm.com Incorporated in 2009 and we established Alarm.com Holdings, Inc. in connection with the sale transaction. Our principal executive offices are located at 8281 Greensboro Drive, Suite 100, Tysons, Virginia 22102. Our telephone number is (877) 389-4033. Our website is located at www.alarm.com and our investor relations website is located at http://investors.alarm.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and described under the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and our Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our other filings that are incorporated by reference into this prospectus in their entirety (including any subsequent filings that are incorporated by reference into this prospectus), together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Forward-Looking Statements.”
As disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 under the section titled “Risk Factors”, our business and results of operations may be negatively affected by the COVID-19 pandemic. In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties described in the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which may materially and adversely affect our business and results of operations.

FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements reflect our current expectations regarding future events, our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•
the anticipated impact of the global economic uncertainty and financial market conditions caused by the COVID-19 pandemic on our business, results of operations and financial condition, including on our hardware sales and our SaaS and license revenue growth rate;

•	our business strategy, plans and objectives for future operations; continued enhancements of our platform and offerings;

•	our ability to continue to increase revenue, maintain existing subscribers and sell new services to new and existing subscribers;

•	our ability to add new service provider partners, maintain existing service provider partner relationships and increase the productivity of our service provider partners;

•	the effects of increased competition as well as innovations by new and existing competitors in our market;

•	our ability to adapt to technological change and effectively enhance, innovate and scale our solution;

•	our ability to effectively manage or sustain our growth;

•	potential acquisitions and integration of complementary business and technologies;

•	our ability to maintain, or strengthen awareness of, our brand;

•
perceived or actual security, integrity, reliability, quality or compatibility problems with our solutions, including related to security breaches in our systems, our subscribers’ systems, unscheduled downtime, or outages;

•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance;

•	our ability to attract and retain qualified employees and key personnel and further expand our overall headcount;

•	our ability to develop relationships with service provider partners in order to expand internationally;

•	our future financial and business performance and the potential impact of trade policies and related tariffs on our cost of hardware revenue and hardware revenue margins;

•	our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

•	our ability to maintain, protect and enhance our intellectual property; and

•	costs associated with defending intellectual property infringement and other claims.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “objective,” “ongoing,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” or “will” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our other filings that are incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus, the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
All shares of common stock offered by this prospectus and any applicable prospectus supplement will be sold by the selling stockholders. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock, certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and certain provisions of Delaware law are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.
Common Stock
Authorized Capital Stock
The certificate of incorporation authorizes the issuance of up to 300,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time.
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under the certificate of incorporation and bylaws, common stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.
We have no present plans to issue any shares of preferred stock.
Warrants
As of March 31, 2020, two warrants for the purchase of an aggregate of 54,694 shares of our common stock were outstanding at a weighted average exercised price of $10.97 per share. Each of these warrants may become exercisable if certain performance requirements are met, and as of March 31, 2020 none of such performance requirements had been met.
These performance-based warrants, each for 27,347 shares of our common stock, were issued to employees and have an exercise price of $10.97 per share and we may elect to terminate the warrants in exchange for a one-time cash settlement in the event of a change in control. If the warrants become exercisable, the number of shares that become exercisable is based upon the achievement of certain minimum annual revenue targets, not to exceed a maximum of 27,347 shares for each warrant. These warrants will expire upon the earlier of March 2025 and the date upon which the holder of the warrant is no longer an employee of ours or any of our affiliates.
Each of these warrants contains a provision for the adjustment of the exercise price and the number of shares issuable upon the exercise of the applicable warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations.
Registration Rights
Certain holders of shares of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act pursuant to the terms of the registration rights agreement. These shares are collectively referred to herein as registrable securities. The holders of these registrable securities possess registration rights pursuant to the terms of the registration rights agreement and are described in additional detail below.
The registration rights agreement provides the holders of registrable securities with demand, piggyback and S-3 registration rights as described more fully below. All applicable registration rights were waived with respect to the filing of the registration statement of which this prospectus forms a part.
Demand Registration Rights
Any holder of 5% or more of our registrable securities then outstanding has the right to demand that we file a registration statement under the Securities Act covering at least 5% of the then outstanding registrable securities (or such lesser percentage of registrable securities having an anticipated offering price, net of underwriting discounts and commissions, of at least $15.0 million). These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Each eligible holder has the right to make at least one such demand and certain holders have the right to make up to three such demands each. Upon such a request, we will be required to file a registration statement within 90 days covering all or such portion of the registrable securities as requested by all the holders of the registrable securities.
Piggyback Registration Rights
At any time after the completion of this offering, if we propose to register any of our securities under the Securities Act in connection with the public offering of our securities, the holders of our registrable securities then outstanding will each be entitled to notice of the registration and will be entitled to include their shares of common stock in any such registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under specified circumstances, provided that such limitation does not reduce the amount of securities of such holders that are included in the offering below 30% of the total amount of securities included in such offering.
Registration on Form S-3
At any time we are qualified to file a registration statement on Form S-3, any holder of 5% or more of our registrable securities then outstanding has the right to demand that we file a registration statement on Form S-3 covering all or such portion of the registrable securities as requested by all the holders of the registrable securities, provided that such requested registration has an aggregate offering price, net of any underwriting discounts or commissions, of at least $15.0 million and we have not already effected two registrations on Form S-3 within the preceding 12-month period. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.
Expenses of Registration
We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.
Termination of Registration Rights
The registration rights will terminate as to a particular holder of registrable securities when such holder, together with any affiliates, holds 1% or less of our outstanding common stock and such shares can be sold in any 3-month period without registration and without volume or manner of sale restrictions under Rule 144 of the Securities Act.
Anti-Takeover Provisions
Anti-Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Anti-Takeover Effects of Certain Provisions of the Certificate of Incorporation and Bylaws
The certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. The certificate of incorporation and bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2⁄3% or more of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.
The certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminates the right of stockholders to act by written consent without a meeting. The bylaws also provide that only the chairman of the board, chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.
The bylaws also provide that stockholders seeking to present proposals before the annual meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and, subject to applicable law, specifies requirements as to the form and content of a stockholder’s notice.
The certificate of incorporation and bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of 66 2⁄3% or more of our outstanding common stock.
The combination of these provisions could make it more difficult for our existing stockholders to replace the board of directors as well as for another party to obtain control of our by replacing the board of directors. Since the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

In connection with our 2020 annual meeting of stockholders, which is scheduled to occur on June 3, 2020, we have proposed an amendment to our amended and restated certificate of incorporation and conforming amendments to our amended and restated bylaws to eliminate the supermajority voting requirements described above and replace them with a voting standard requiring the affirmative vote of a majority of the outstanding shares entitled to vote on such matter(s), consistent with the requirements of Section 242 of the Delaware General Corporation Law. The board of directors believes that such standards, if approved by our stockholders, will continue to provide protection against proposals that could be harmful to stockholders and might otherwise be driven by special interests.
Choice of Forum
The certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty owed by and of the directors, officers or employees to us or its stockholders; any action asserting a claim against us arising pursuant to the DGCL, the certificate of incorporation or the bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Several lawsuits have been filed in Delaware challenging the enforceability of similar choice of forum provisions and it is possible that a court determines such provisions are not enforceable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.
Listing
The common stock is listed on The Nasdaq Global Select Market under the symbol “ALRM.”

SELLING STOCKHOLDERS
The selling stockholders are holders of our common stock originally acquired in connection with our initial public offering, or IPO, upon conversion of preferred stock purchased by such stockholders in private financings that we conducted prior to our IPO. The entities affiliated with Technology Crossover Ventures are associated with the chairman of our board of directors, Timothy P. McAdam.
We are party to a registration rights agreement with the selling stockholders named in this prospectus, which provides the selling stockholders and the other holders of our common stock party thereto with certain rights with respect to the registration of shares of common stock held by them under the Securities Act. All applicable registration rights were waived with respect to the filing of the registration statement of which this prospectus forms a part. Additional information regarding such registration rights is contained in this prospectus under the heading “Description of Capital Stock – Registration Rights.”
Except for the ownership of the shares of common stock that may be offered and sold by the selling stockholders, the participation in the transactions described above, the registration rights agreement and the position that Mr. McAdam holds on our board of directors, the selling stockholders have not had any material relationship with us or our affiliates within the past three years.
The table below, including the footnotes, sets forth the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based on information provided to us by the selling stockholders. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percent of shares beneficially owned prior to and after the offering is based on 48,756,166 shares of our common stock issued and outstanding as of May 13, 2020.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering		Number of Shares to be Sold	Shares Beneficially Owned After Offering
	Shares	Percentage		Shares	Percentage
Entities affiliated with Technology Crossover Ventures(1)	5,616,451	11.5%	5,616,451	—	—
__________________

*	Less than 1%

(1)
Includes (i) 3,673,816 shares of common stock held by TCV VII, L.P., a Cayman Islands exempted limited partnership, (ii) 1,907,898 shares of common stock held by TCV VII (A), L.P., a Cayman Islands exempted limited partnership, and (iii) 34,737 shares of common stock held by TCV Member Fund, L.P., a Cayman Islands exempted limited partnership.  Technology Crossover Management VII, Ltd. as a general partner of TCV Member Fund, L.P. and the general partner of Technology Crossover Management VII, L.P., which is the direct general partner of each of TCV VII, L.P. and TCV VII (A), L.P., may be deemed to have the sole voting and dispositive power over the shares held by TCV VII, L.P. and TCV VII (A), L.P. and certain of the shares held by TCV Member Fund, L.P. Messrs. Jay C. Hoag, Richard H. Kimball, John L. Drew, Jon Q. Reynolds, David L. Yuan, Robert W. Trudeau, Christopher P. Marshall and Timothy P. McAdam are the Class A directors of Technology Crossover Management VII, Ltd. and limited partners of Technology Crossover Management VII, L.P. and TCV Member Fund, L.P. and share voting and dispositive power over the shares held by TCV VII, L.P. and TCV VII (A), L.P. and certain of the shares held by TCV Member Fund, L.P. The address of the entities affiliated with Technology Crossover Ventures is 250 Middlefield Road, Menlo Park, California 94025.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock by “Non-U.S. Holders” (as defined below). This discussion is for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular Non-U.S. Holders in light of their individual circumstances or to certain types of Non-U.S. Holders subject to special tax rules, including partnerships or other pass-through entities (or arrangements treated as pass-through entities) for U.S. federal income tax purposes, banks, financial institutions or other financial services entities, broker-dealers, insurance companies, tax-exempt organizations, pension plans, real estate investment trusts, regulated investment companies, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons who use or are required to use mark-to-market tax accounting for securities, persons that hold our shares as part of a “straddle,” a “hedge”, a “conversion transaction,” “synthetic security”, integrated investment or other risk reduction strategy, certain former citizens or permanent residents of the United States, persons who hold or receive shares of our common stock pursuant to the exercise of an employee stock option or otherwise as compensation, persons that own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below) or persons subject to Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code. In addition, this discussion does not address the effects of any applicable gift or estate tax, the potential application of the alternative minimum tax, or any tax considerations that may apply to Non-U.S. Holders of our common stock under state, local or non-U.S. tax laws or any U.S. federal tax laws other than income tax laws.
This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder and rulings, administrative pronouncements and judicial decisions in effect as of the date of this registration statement, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained by a court if challenged. This discussion is limited to a Non-U.S. Holder who will hold our common stock as a capital asset within the meaning of the Code (generally, property held for investment). For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our shares that is not a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) and is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) a court within the United States can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of such partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisor regarding the tax consequences of the acquisition, ownership, and disposition of our common stock.

THIS SUMMARY IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.
Distributions on Our Common Stock
In general, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Accounts,” distributions, if any, paid on our common stock to a Non-U.S. Holder (to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles) will constitute dividends and be subject to U.S. withholding tax at a rate equal to 30% of the gross amount of the dividend, or a lower rate prescribed by an applicable income tax treaty, unless the dividends are effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States. To the extent that a distribution does not constitute a dividend (because such distribution exceeds our current and accumulated earnings and profits), such amount will be treated first as a return of capital, reducing the Non-U.S. Holder’s basis in its shares of common stock, but not below zero, and to the extent it exceeds the Non-U.S. Holder’s basis, as capital gain from the sale or exchange of such shares of common stock (see “Gain on Sale, Exchange or Other Disposition of Our Common Stock” below).
A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Such Non-U.S. Holders must generally provide us and/or our paying agent, as applicable, with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form) claiming an exemption from or reduction in withholding under an applicable income tax treaty. Such certificate must be provided before the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds common stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through intermediaries. If tax is withheld in an amount in excess of the amount applicable under an income tax treaty, a refund of the excess amount may generally be obtained by a Non-U.S. Holder by timely filing an appropriate claim for refund with the IRS.
Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder) generally will not be subject to U.S. federal withholding tax if the Non-U.S. Holder files the required forms, including IRS Form W-8ECI, with us and/or our paying agent, as applicable, but instead generally will be subject to U.S. federal income tax on a net income basis at regular rates in the same manner as if the Non-U.S. Holder were a resident of the United States. A corporate Non-U.S. Holder that receives effectively connected dividends may be subject to an additional branch profits tax at a rate of 30%, or a lower rate prescribed by an applicable income tax treaty.
Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.
Gain on Sale, Exchange or Other Disposition of Our Common Stock
In general, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Accounts,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

(1)
the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder);

(2)	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

(3)
we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder owns, or is treated as owning, more than 5% of our common stock at any time during the foregoing period.

Net gain realized by a Non-U.S. Holder described in clause (1) above generally will be subject to U.S. federal income tax under regular U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a resident of the United States. Any gains of a corporate Non-U.S. Holder described in clause (1) above may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.
Gain realized by an individual Non-U.S. Holder described in clause (2) above will be subject to a flat 30% tax, or such lower rate specified in an applicable income tax treaty, which gain may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States, provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
For purposes of clause (3) above, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus the fair market value of its other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate that we will become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other worldwide real property interests and business assets, there can be no assurance that we will not become a USRPHC in the future. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States or withholding was reduced by an applicable income tax treaty. Under applicable income tax treaties or other agreements, the IRS may make its reports available to the tax authorities in the Non-U.S. Holder’s country of residence or country in which the Non-U.S. Holder was established.
Dividends paid to a Non-U.S. Holder may be subject to backup withholding, currently at a rate of 24%, unless the Non-U.S. Holder certifies to the payor as to its status as an exempt recipient, such as by completing and providing the payor with an applicable IRS Form W-8.
Proceeds from the sale or other disposition of common stock by a Non-U.S. Holder effected by or through a U.S. office of a broker will generally be subject to information reporting and backup withholding, currently at a rate of 24%, unless the Non-U.S. Holder certifies to the withholding agent under penalties of perjury as to, among other things, its name, address and status as a Non-U.S. Holder or otherwise establishes an exemption. Payment of disposition proceeds effected outside the United States by or through a non-U.S. office of a non-U.S. broker generally will not be subject to information reporting or backup withholding if the payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder that results in an overpayment of taxes generally will be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Foreign Accounts
Legislation commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends on our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is a “non-financial foreign entity,” the foreign entity identifies certain direct and indirect U.S. holders of debt or equity interests in such foreign entity or certifies that there are none, in each case, in the manner required under FATCA and the Treasury Regulations promulgated thereunder, or (iii) the foreign entity is otherwise exempt from FATCA.
An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a Non-U.S. Holder may be eligible for refunds or credits of the tax.
While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, the U.S. Treasury released proposed Treasury Regulations which, if finalized in their present form, would eliminate FATCA withholding on payments of gross proceeds. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION
Selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. Selling stockholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. Selling stockholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the name or names of the selling stockholders, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling stockholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Selling stockholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
Selling stockholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. If any selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.
Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional securities or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.
We have agreed to, among other things, bear substantially all expenses, other than brokers’, agents’ or underwriters’ discounts and commissions, in connection with the registration and sale of the common stock covered by this prospectus.

LEGAL MATTERS
The validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Boston, Massachusetts.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the PC Open Incorporated business the registrant acquired during 2019) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s website at www.sec.gov.
We maintain a website at www.alarm.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement and the registration statement of which this prospectus and any accompanying prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37461):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•	our Current Reports on Form 8-K filed with the SEC on February 25, 2020 (with respect to Item 5.02 only) and May 19, 2020;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2020; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 19, 2015, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:
Alarm.com Holdings, Inc.
8281 Greensboro Drive, Suite 100,
Tysons, Virginia 22102
(877) 389-4033
Attention: Corporate Secretary

5,616,451 Shares
Alarm.com Holdings, Inc.
Common Stock
Prospectus Supplement

Morgan Stanley
May 19, 2020